Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Stephen G. Lear

Chairman, President and Chief Executive Officer

slear@northshoretrust.com

(847) 336-4430

NSTS Bancorp, Inc. Announces Expected Closing Date

of the Conversion and Stock Offering

Waukegan, IL, January 12, 2022 – NSTS Bancorp, Inc. (the “Company”), the proposed holding company for North Shore Trust and Savings (the “Bank”), announced today that all regulatory approvals have been received to consummate North Shore MHC’s conversion from the mutual holding company to the stock holding company form of organization and the related stock offering by the Company. The transaction is expected to close following the close of business on January 18, 2022. The Company’s common stock is expected to begin trading on The Nasdaq Capital Market under the trading symbol “NSTS” on January 19, 2022.

As a result of the subscription offering that expired on December 14, 2021, the Company received orders in excess of the adjusted maximum of the offering range. Accordingly, the Company expects to sell a total of 5,290,000 shares of common stock, which includes 431,836 shares to be sold to the North Shore Trust and Savings Employee Stock Ownership Plan (the “ESOP”), for gross offering proceeds (before deducting offering expenses) of approximately $52.9 million, based on the offering price of $10.00 per share. The Company also intends to contribute 107,959 shares of common stock to the NSTS Charitable Foundation, Inc. along with $150,000.00 in cash. Accordingly, the Company expects to have a total of 5,397,959 shares of common stock issued and outstanding immediately following the closing of the transaction.

The offering was over-subscribed in the third tier priority (those depositors having a qualifying deposit as of September 30, 2021). Shares will be allocated to third tier subscribers in accordance with the Plan of Conversion, as amended, as described in the prospectus for the offering and no shares will be sold to subscribers in the fourth tier priority (eligible members as of October 31, 2021). Eligible depositors who subscribed for shares in the first tier priority (qualifying accounts as of June 30, 2020) will have all valid offers filled in full along with the ESOP’s subscription in the second tier priority.

Any subscriber wishing to confirm his or her allocation may do so online at http://allocations.kbw.com or by contacting the Stock Information Center at 1 (877) 821-5778. The Stock Information Center is open between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday except on bank holidays.

The Company’s transfer agent, Pacific Stock Transfer Company, expects to commence mailing Direct Registration System (“DRS”) Book-Entry statements for shares purchased in the subscription offering, checks for interest due on funds submitted and refund checks for any subscribers not receiving all or part of the shares ordered on or about January 18, 2022.

Vedder Price, P.C. is acting as legal counsel to the Company and North Shore Trust and Savings. Keefe, Bruyette & Woods, A Stifel Company, is acting as marketing agent for the Company in connection with the subscription offering and Breyer & Associates PC is acting as legal counsel to Keefe, Bruyette & Woods, A Stifel Company.

The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Certain factors could cause actual results to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements, including delays in closing the conversion and stock offering; possible unforeseen delays in delivering DRS Book-Entry statements or refund and interest checks; delays in the start of trading due to market disruptions or otherwise; and events or uncertainties outside of our control that delay or adversely impact the consummation of the offering and the conversion.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future events, business strategies and decisions that are subject to change. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.